UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2006

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.
     On May 26, 2006, Mobility Electronics, Inc. (“Mobility”), through its wholly-owned subsidiary, Mobility California, Inc., acquired substantially all of the assets of Think Outside, Inc. (“Think Outside”) in exchange for Mobility’s issuance of 362,740 shares of its common stock, par value $0.01 per share, having a total value of $2.5 million based on the average market price of Mobility’s common stock for the last 10 trading days prior to the closing of the acquisition on May 26, 2006. The closing price of Mobility’s common stock as reported on The Nasdaq National Market on May 26, 2006 was $7.22 per share. This issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.
Item 8.01. Other Events.
     On May 26, 2006, Mobility, through its wholly-owned subsidiary, Mobility California, Inc., acquired substantially all of the assets of Think Outside. A copy of the press release issued by Mobility in connection with this acquisition is attached as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release issued May 30, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: May 31, 2006	By:	/s/ Charles R. Mollo

	Name:	Charles R. Mollo
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press release issued May 30, 2006.